                                                                    EXHIBIT 99.3

                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
CONSOLIDATED FINANCIAL STATEMENTS OF JACK HENRY &
  ASSOCIATES, INC.
  Independent Auditors' Report..............................   F-2
  Consolidated Statements of Income for the Years Ended June
     30, 1997, 1998 and 1999................................   F-3
  Consolidated Balance Sheets at June 30, 1998 and 1999.....   F-4
  Consolidated Statements of Changes in Stockholders' Equity
     for the Years Ended June 30, 1997, 1998 and 1999.......   F-5
  Consolidated Statements of Cash Flows for the Years Ended
     June 30, 1997, 1998 and 1999...........................   F-6
  Notes to Consolidated Financial Statements................   F-7


                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
  Jack Henry & Associates, Inc.:

     We have audited the accompanying consolidated balance sheets of Jack Henry & Associates, Inc. and Subsidiaries (the "Company") as of June 30, 1999 and 1998, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended June 30, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Jack Henry & Associates, Inc. and Subsidiaries at June 30, 1999 and 1998, and the results of their operations and their cash flows for the three years in the period ended June 30, 1999 in conformity with accounting principles generally accepted in the United States of America.

/S/ DELOITTE & TOUCHE LLP
St. Louis, Missouri
August 23, 1999
(September 8, 1999 as to Note 13 and July 6, 2000 as to Note 14
and the effects of the stock split described in Note 1)

                         JACK HENRY & ASSOCIATES, INC.
                       CONSOLIDATED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                            YEARS ENDED
                                                              JUNE 30,
                                                   ------------------------------
                                                     1997       1998       1999
                                                   --------   --------   --------

Revenues
  Software licensing and installation............  $ 31,930   $ 39,484   $ 47,181
  Maintenance/support and service................    37,510     46,835     71,278
  Hardware sales.................................    56,816     61,916     75,068
                                                   --------   --------   --------
    Total revenues...............................   126,256    148,235    193,527
                                                   --------   --------   --------
Cost of Sales
  Cost of hardware...............................    41,016     43,335     54,661
  Cost of services...............................    32,001     37,674     52,582
                                                   --------   --------   --------
    Total cost of sales..........................    73,017     81,009    107,243
                                                   --------   --------   --------
Gross profit.....................................    53,239     67,226     86,284
                                                   --------   --------   --------
Operating Expenses
  Selling and marketing expense..................    12,750     15,124     14,030
  Research and development expense...............     3,012      4,163      5,183
  General and administrative expense.............     9,607     11,675     17,347
                                                   --------   --------   --------
    Total operating expense......................    25,369     30,962     36,560
                                                   --------   --------   --------
Operating income from continuing operations......    27,870     36,264     49,724
                                                   --------   --------   --------
Other Income (Expense)
  Interest income................................       738      1,319      1,619
  Interest expense...............................       (40)       (34)       (93)
  Other, net.....................................       109        348        363
                                                   --------   --------   --------
    Total other income...........................       807      1,633      1,889
                                                   --------   --------   --------
Income from continuing operations before taxes...    28,677     37,897     51,613
Provision for income taxes.......................    10,185     13,692     18,887
                                                   --------   --------   --------
  Income from continuing operations..............    18,492     24,205     32,726
Loss from discontinued operations................      (450)      (668)      (758)
                                                   --------   --------   --------
Net income.......................................  $ 18,042   $ 23,537   $ 31,968
                                                   ========   ========   ========
Diluted Earnings Per Share:
  Income from continuing operations..............  $   0.46   $   0.58   $   0.77
  Loss from discontinued operations..............     (0.01)     (0.02)     (0.02)
                                                   --------   --------   --------
  Net income.....................................  $   0.45   $   0.57   $   0.75
                                                   ========   ========   ========
Diluted weighted average shares outstanding......    40,214     41,593     42,641
                                                   ========   ========   ========
Basic Earnings Per Share:
  Income from continuing operations..............  $   0.49   $   0.61   $   0.81
  Loss from discontinued operations..............     (0.01)     (0.02)     (0.02)
                                                   --------   --------   --------
  Net Income.....................................  $   0.47   $   0.59   $   0.79
                                                   ========   ========   ========
Basic weighted average shares outstanding........    38,025     39,770     40,337
                                                   ========   ========   ========

See Notes to Consolidated Financial Statements.

                         JACK HENRY & ASSOCIATES, INC.
                          CONSOLIDATED BALANCE SHEETS
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                JUNE 30,
                                                          ---------------------
                                                            1998         1999
                                                          --------     --------

ASSETS
Current Assets:
  Cash and cash equivalents..........................     $ 24,733     $  3,376
  Investments, at amortized cost.....................        3,229        6,702
  Trade receivables..................................       43,348       52,239
  Income taxes receivable............................            1        1,244
  Prepaid cost of product............................        4,046        9,106
  Prepaid expenses and other.........................        8,036        9,109
                                                          --------     --------
     Total...........................................       83,393       81,776
                                                          --------     --------
Property and equipment, net..........................       31,492       66,192
                                                          --------     --------
Other Assets:
  Intangible assets, net of amortization.............       15,272       25,181
  Computer software, net of amortization.............        2,838        3,015
  Other..............................................          835        1,096
                                                          --------     --------
     Total...........................................       18,945       29,292
                                                          --------     --------
       Total assets..................................     $133,830     $177,260
                                                          ========     ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable...................................     $  8,130     $  5,036
  Short-term borrowings..............................          400          399
  Accrued expenses...................................        5,758        8,484
  Accrued income taxes...............................          236           66
  Deferred revenues..................................       33,096       44,664
  Current portion of long-term debt..................           15           16
                                                          --------     --------
     Total...........................................       47,635       58,665
                                                          --------     --------
Long-term debt.......................................          239          211
                                                          --------     --------
Deferred income taxes................................        2,365        2,586
                                                          --------     --------
     Total liabilities...............................       50,239       61,462
                                                          --------     --------
Stockholders' Equity:
  Preferred stock; $1 par value; 500,000 shares
     authorized; none issued.........................           --           --
  Common stock; $.01 par value; 50,000,000 shares
     authorized; shares issued 1998 -- 20,194,870;
     1999 -- 20,517,090..............................          202          205
  Additional paid-in capital.........................       26,267       32,210
  Retained earnings..................................       57,122       83,383
                                                          --------     --------
     Total stockholders' equity......................       83,591      115,798
                                                          --------     --------
     Total liabilities and stockholders' equity......     $133,830     $177,260
                                                          ========     ========

See Notes to Consolidated Financial Statements.

                         JACK HENRY & ASSOCIATES, INC.

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)



                                                            YEARS ENDED JUNE 30,
                                                  -----------------------------------------
                                                     1997           1998           1999
                                                  -----------    -----------    -----------

Preferred Shares (500,000 authorized):..........           --             --             --
Common Shares (50,000,000 authorized):
  Shares, beginning of year.....................   13,358,563     20,023,689     20,194,870
  Shares issued upon exercise of stock
    options.....................................      618,750        104,465        314,277
  Shares issued for Employee Stock Purchase
    Plan........................................        1,659          5,926          7,943
  Shares issued for acquisitions................       56,144         60,790             --
  Stock dividend................................    5,988,573             --             --
                                                  -----------    -----------    -----------
                                                   20,023,689     20,194,870     20,517,090
  Less: Held in treasury........................      (15,410)            --             --
                                                  -----------    -----------    -----------
    Shares, end of year.........................   20,008,279     20,194,870     20,517,090
                                                  ===========    ===========    ===========
Common Stock -- Par Value $.01 Per Share:
  Balance, beginning of year....................  $       133    $       200    $       202
  Shares issued upon exercise of stock
    options.....................................            6              2              3
  Shares issued for acquisitions................            1             --             --
  Stock dividend................................           60             --             --
  Stock split...................................           --             --             --
                                                  -----------    -----------    -----------
    Balance, end of year........................          200            202            205
                                                  -----------    -----------    -----------
Additional Paid-in Capital:
  Balance, beginning of year....................       18,434         22,467         26,267
  Shares issued upon exercise of stock
    options.....................................        2,788          1,620          3,264
  Shares issued for Employee Stock Purchase
    Plan........................................           42            176            312
  Shares issued for acquisitions................         (306)         1,228            150
  Stock dividend................................          (60)            --             --
  Sale of treasury stock........................         (451)            --             --
  Tax benefit on exercise on exercise of
    options.....................................        2,020            776          2,217
                                                  -----------    -----------    -----------
    Balance, end of year........................       22,467         26,267         32,210
                                                  -----------    -----------    -----------
Treasury Stock:
  Balance, beginning of year....................           --           (293)            --

  Purchases of treasury stock...................       (7,469)            --             (5)
  Sales of treasury stock.......................        6,871             --              5
  Shares issued for acquisitions................          305            293             --
                                                  -----------    -----------    -----------
    Balance, end of year........................         (293)            --             --
                                                  -----------    -----------    -----------
Retained Earnings:
  Balance, beginning of year....................       23,844         38,175         57,122
  Retained deficit of acquired businesses.......          (80)           (62)           (19)
  Net income....................................       18,042         23,537         31,968
  Dividends (1997 -- $.10 per share;
             1998 -- $.12 per share;
             1999 -- $.145 per share;...........       (3,631)        (4,528)        (5,688)
                                                  -----------    -----------    -----------
    Balance, end of year........................       38,175         57,122         83,383
                                                  -----------    -----------    -----------
Total stockholders' equity......................  $    60,549    $    83,591    $   115,798
                                                  ===========    ===========    ===========

See Notes to Consolidated Financial Statements.

                         JACK HENRY & ASSOCIATES, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)


                                                             YEARS ENDED JUNE 30,
                                                        ------------------------------
                                                          1997       1998       1999
                                                        --------   --------   --------

Cash Flows from Operating Activities:
  Income from continuing operations...................  $ 18,492   $ 24,205   $ 32,726
  Adjustments to Reconcile Income from Continuing
    Operations to Cash from Operating Activities
    Depreciation and amortization.....................     5,212      6,362      7,901
    Provision for deferred income taxes...............       322        478        221
    Gain on sale of investment........................        --         --         --
    Other.............................................        87         89        157
  Changes In:
    Trade receivables.................................    (8,181)   (12,215)    (8,540)
    Prepaid expenses and other........................    (2,057)    (2,814)    (6,397)
    Accounts payable..................................       429      1,532     (3,308)
    Accrued expenses..................................     2,499        155      2,716
    Income taxes......................................        65        890        805
    Deferred revenues.................................     3,088      7,625     11,568
                                                        --------   --------   --------
      Net cash from continuing operations.............    19,956     26,307     37,849
                                                        --------   --------   --------
Cash flows from discontinued operations...............      (819)    (1,075)      (608)
                                                        --------   --------   --------
Cash Flows from Investing Activities:
  Capital expenditures................................   (13,714)    (9,949)   (38,884)
  Purchases of investments............................    (5,887)    (3,177)    (6,708)
  Proceeds from maturities of investments.............     3,002      5,800      3,100
  Proceeds from sale of investment....................        --         --         --
  Other assets........................................    (2,500)        --         --
  Purchases of customer contracts.....................       (33)        --     (7,105)
  Computer software developed/purchased...............      (191)      (281)      (867)
  Acquisition costs, net of cash acquired.............      (282)    (1,046)    (5,905)
  Other, net..........................................       (12)      (346)      (241)
                                                        --------   --------   --------
    Net cash from investing activities................   (19,617)    (8,999)   (56,610)
                                                        --------   --------   --------
Cash Flows from Financing Activities:
  Proceeds from issuance of common stock upon exercise
    of stock options..................................     1,532      1,463      3,267
  Proceeds from sale of common stock..................    10,655        201        462
  Dividends paid......................................    (3,631)    (4,528)    (5,688)
  Short-term borrowings, net..........................        --        200         (2)
  Principal payments on long-term debt................    (3,585)       (71)       (27)
  Purchase of treasury stock..........................    (5,444)        --         (5)
  Proceeds from sale of treasury stock................     5,646         --          5
                                                        --------   --------   --------
    Net cash from financing activities................     5,173     (2,735)    (1,988)
                                                        --------   --------   --------
Net (decrease) increase in cash and cash
  equivalents.........................................     4,693     13,498    (21,357)
Cash and cash equivalents, beginning of year..........     6,542     11,235     24,733
                                                        --------   --------   --------
Cash and cash equivalents, end of year................  $ 11,235   $ 24,733   $  3,376
                                                        ========   ========   ========
Supplemental Disclosures of Cash Flow Information
  Cash Paid During the Year for:
  Interest............................................  $     40   $     34   $     93
                                                        ========   ========   ========
  Income taxes........................................  $  8,443   $ 10,601   $ 13,988
                                                        ========   ========   ========

See Notes to Consolidated Financial Statements.

                 JACK HENRY & ASSOCIATES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF THE COMPANY

     Jack Henry & Associates, Inc. ("JHA" or the "Company") is a computer software company which has developed several banking software systems. The Company's revenues are predominately earned by marketing those systems to financial institutions nationwide along with the computer equipment (hardware) and by providing the conversion and software customization services necessary for a financial institution to install a JHA software system. JHA also provides continuing support and maintenance services to customers using the systems.

CONSOLIDATION

     The consolidated financial statements include the accounts of JHA and all of its wholly-owned subsidiaries and all significant intercompany accounts and transactions have been eliminated.

POOLING OF INTERESTS TRANSACTIONS

     The consolidated financial statements for all periods presented have been restated to include Peerless Group, Inc. ("Peerless") which was acquired on December 16, 1998. The acquisition was accounted for as a pooling of interests and therefore all periods have been adjusted to reflect the acquisition as if it had occurred at the beginning of the earliest period reported (see Note 12).

     The consolidated financial statements for all periods presented have been restated to include Sys-Tech, Inc. ("Sys-Tech"),which was acquired on June 1, 2000. The acquisition was accounted for as a pooling of interests and therefore all periods have been adjusted to reflect the acquisition as if it had occurred at the beginning of the earliest period reported (see Note 14).

     Prior to the consummation of the pooling, Sys-Tech's year end was September
30. Therefore, the consolidated statements of income and cash flows for the years ended June 30, 1997, 1998 and 1999 reflect the results of operations and cash flows for the Company for the years then ended combined with Sys-Tech for the years ended September 30, 1997, 1998 and 1999, respectively. The consolidated balance sheets as of June 30, 1998 and 1999 reflect the financial position of the Company on those dates combined with the financial position of Sys-Tech as of September 30, 1998 and 1999, respectively. As a result of the Company and Sys-Tech having different fiscal year ends, Sys-Tech's results of operations for the three month period ended September 30, 1999 have been included in the consolidated statements of income for the year ended June 30, 1999. Revenues, net loss from continuing operations and net loss of Sys-Tech for the three month period ended September 30, 1999 were $1,402,000 $378,000 and $264,000 respectively.

COMMON STOCK SPLIT

     On January 31, 2000, the Company's Board of Directors declared a 100% stock dividend on its common stock, effectively a 2 for 1 stock split. The stock dividend was paid March 2, 2000 to stockholders of record at the close of business on February 17, 2000. All per share and shares outstanding data in the consolidated statements of income and the notes to the consolidated financial statements have been retroactively restated to reflect the stock split.

                 JACK HENRY & ASSOCIATES, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

     The Company's various sources of revenue and the methods of revenue recognition are as follows:

     SOFTWARE LICENSING FEES

          Initial licensing fees are recognized upon delivery of the unmodified software. Monthly software usage charges are recognized ratably over the contract period.

     SOFTWARE INSTALLATION AND RELATED SERVICES

          Fees for these services are recognized as the services are performed on hourly contracts and at completion on fixed-fee contracts.

     MAINTENANCE/SUPPORT FEES

          Fees from these contracts are recognized ratably over the life of the contract.

     HARDWARE

          Revenues from sales of hardware are recognized upon direct shipment by the supplier to the Company's customers. Costs of items purchased and remarketed are reported as cost of hardware in cost of sales.

DEFERRED REVENUES

     Deferred revenues consist primarily of prepaid annual software and hardware maintenance fees. Software and hardware deposits are also reflected as deferred revenues.

COMPUTER SOFTWARE DEVELOPMENT

     The Company capitalizes new product development costs incurred from the point at which technological feasibility has been established through the point at which customer installations begin. The capitalized costs, which include salaries and related expenses, equipment/facility costs and other direct expenses, are amortized to expense based on estimated revenues over the estimated product life (generally five years).

INCOME PER SHARE

     Per share information is based on the weighted average number of common shares outstanding during the year. Stock options have been included in the calculation of income per share to the extent they are dilutive. Reconciliation from basic to diluted weighted average shares outstanding is the dilutive effect of outstanding stock options.

                 JACK HENRY & ASSOCIATES, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

CASH EQUIVALENTS

     The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

INVESTMENTS

     The Company invests its cash that is not required for current operations primarily in U.S. government securities.

     The Company has the positive intent and ability to hold its debt securities until maturity and accordingly, these securities are classified as held-to-maturity and are carried at historical cost adjusted for amortization of premiums and accretion of discounts. Premiums and discounts are amortized and accreted, respectively, to interest income using the level-yield method over the period to maturity. The held-to-maturity securities typically mature in less than one year. Interest on investments in debt securities is included in income when earned.

PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost and depreciated principally using the straight-line method over the estimated useful lives of the assets.

INTANGIBLE ASSETS

     Intangible assets consist of excess purchase price over the fair value of net assets acquired, customers, software maintenance/support contracts and marketing agreements acquired in business acquisitions. The amounts are amortized over an estimated economic benefit period, generally five to fifteen years using the straight-line method.

     The Company reviews long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances have indicated that the carrying amount of its assets might not be recoverable.

COMPREHENSIVE INCOME

     The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income," which established standards for the reporting and display of comprehensive income and its components. Comprehensive income is defined as net income plus certain items that are recorded directly to shareholder's equity. Comprehensive income for each of the years in the period ended June 30, 1999 equals the Company's net income.

BUSINESS SEGMENT INFORMATION

     The Company adopted SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information," which establishes standards for the disclosure required related to segments of an enterprise.

     The Company is a leading provider of financial data processing systems for financial institutions. In accordance with SFAS No. 131, the Company's operations are classified as one business segment. The financial performance and productivity of the Company is monitored as a single unit as all products and services relate to one line of business, providing comprehensive services for data processing to the financial institution industry. Revenue by type of product and service is presented on the face of the statements of income.

                 JACK HENRY & ASSOCIATES, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

INCOME TAXES

     Deferred tax liabilities and assets are recognized for the tax effects of differences between the financial statement and tax bases of assets and liabilities. A valuation allowance is established to reduce deferred tax assets if it is likely that a deferred tax asset will not be realized.

RECENT ACCOUNTING PRONOUNCEMENTS

     In October, 1997, the Accounting Standards Executive Committee of the American Institute of Public Accountants ("AcSEC") issued Statement of Position ("SOP") 97-2, "Software Revenue Recognition". The Company adopted SOP 97-2 effective July 1, 1998. SOP 97-2 generally requires revenue earned on software arrangements involving multiple elements to be allocated to each element based on the relative fair values of the elements. In March 1998, AcSEC issued SOP 98-4, "Deferral of the Effective Date of a Provision of SOP 97-2, Software Recognition", which deferred portions of SOP 97-2 for one year. Revenues in fiscal year 1999 from the sales of software are recognized in accordance with the enacted portions of SOP 97-2 and the Company's management anticipates that the adoption of SOP 98-4 in fiscal year 2000 will not have a material impact on the Company's result of operations.

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities. SFAS No. 133, as amended by SFAS No. 137, is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. This new standard is not anticipated to have a material impact on the Company's financial position and results of operations.

     The Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements," on December 3, 1999. SAB No. 101, as amended, provides the SEC Staff's views on selected revenue recognition issues and is effective no later than the fourth fiscal quarter for years beginning after December 15, 1999, which for the Company is the beginning of its fourth quarter of fiscal year 2001. The Company has not completed the process of evaluating the impact that will result from adopting SAB No. 101 and therefore, is unable to determine the impact that the adoption will have on its financial position and results of operations.

RECLASSIFICATION

     Where appropriate, prior years' financial information has been reclassified to conform with the current years' presentation. The statements of cash flows are prepared using the indirect method, which represents a reclassification of the prior years' presentation using the direct method.

                 JACK HENRY & ASSOCIATES, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 2: INVESTMENTS

     The amortized cost and approximate fair values of held-to-maturity securities at June 30, 1998 and 1999 are included in the following table. Fair market values of these securities did not differ significantly from amortized cost due to the nature of the securities and minor interest rate fluctuations during the periods.

                                                                 1998      1999
                                                                ------    ------
                                                                 (IN THOUSANDS)
U.S. treasury notes.........................................    $3,101    $6,583
Accrued interest............................................       128       119
                                                                ------    ------
     Total..................................................    $3,229    $6,702
                                                                ======    ======

NOTE 3: FAIR VALUE OF FINANCIAL INSTRUMENTS

     Fair values for held-to-maturity securities are based on quoted market prices (See Note 2). For all other financial instruments, including amounts receivable and payable, short-term borrowings and long-term debt, fair values approximate carrying value, based on the short-term nature of the assets and liabilities and the variability of the interest rates on the borrowings.

NOTE 4: PROPERTY AND EQUIPMENT

     The classification of property and equipment, together with their estimated useful lives is as follows:

                                                                     JUNE 30,
                                                                ------------------     ESTIMATED
                                                                 1998       1999      USEFUL LIFE
                                                                -------    -------    -----------
                                                                  (IN THOUSANDS)
Land........................................................    $   830    $ 2,830
Land improvements...........................................        708      1,154     5-20 years
Buildings...................................................      5,624     16,444    25-30 years
Equipment and furniture.....................................     24,334     34,809      5-8 years
Aircraft....................................................     10,565     18,957     8-10 years
Construction in process.....................................      2,554     11,174
                                                                -------    -------
                                                                 44,615     85,368
Less accumulated depreciation...............................     13,123     19,176
                                                                -------    -------
Property and equipment, net.................................    $31,492    $66,192
                                                                =======    =======

NOTE 5: OTHER ASSETS

     Following is an analysis of intangible assets:

                                                                  YEAR ENDED JUNE 30,
                                                                -----------------------
                                                                 1998            1999
                                                                -------         -------
                                                                    (IN THOUSANDS)
Balance, beginning of year..................................    $15,469         $15,272
Intangible assets...........................................      1,339          11,999
Amortization................................................     (1,536)         (2,090)
                                                                -------         -------
Balance, end of year........................................    $15,272         $25,181
                                                                =======         =======

                 JACK HENRY & ASSOCIATES, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Computer software includes the unamortized cost of software products developed or acquired by the Company which were required to be capitalized by generally accepted accounting principles. The costs are amortized over an estimated economic benefit period, generally five years. Following is an analysis of the computer software costs:

                                                                 YEAR ENDED JUNE 30,
                                                                ---------------------
                                                                 1998           1999
                                                                ------         ------
                                                                   (IN THOUSANDS)
Balance, beginning of year..................................    $3,071         $2,838
Software development costs capitalized......................       281            515
Software acquired...........................................        --            352
Amortization................................................      (514)          (690)
                                                                ------         ------
Balance, end of year........................................    $2,838         $3,015
                                                                ======         ======

NOTE 6: LINES OF CREDIT AND LONG-TERM DEBT

LINES OF CREDIT

     The Company has an $8,000,000 line of credit at June 30, 1999, which is payable upon demand or at March 15, 2000, and is secured by $1,000,000 of investments with the remainder unsecured. Borrowings under the line bear interest at a floating prime rate (7.75% at June 30, 1999). The Company also had a similar line of credit at June 30, 1998. There were no amounts outstanding under the line at June 30, 1999, or 1998. Utilization of the line was minimal during each of the last three fiscal years.

     Sys-Tech has a line of credit with a maximum loan amount of $400,000, bearing interest at the lender's prime rate plus one-half (10.0% at June 30, 1999). Amounts outstanding are $400,000 and $399,000 as of June 30, 1998 and 1999, respectively. The line is payable on demand or at August 20, 2000 and is secured by the accounts receivable and other current assets of Sys-Tech.

LONG-TERM DEBT

     Sys-Tech has a note payable with an original loan amount of $400,000, bearing interest at 10%, payable monthly, due August 4, 2001. The note is secured by specific real estate.

                                                                YEAR ENDED JUNE 30,
                                                                -------------------
                                                                1998           1999
                                                                ----           ----
                                                                  (IN THOUSANDS)
Long-Term Debt..............................................    $254           $227
Less current maturities.....................................      15             16
                                                                ----           ----
                                                                $239           $211
                                                                ====           ====

     Future maturities of long-term debt as of June 30, 1999 is as follows:

2000........................................................    $ 16
2001........................................................      18
2002........................................................     193
                                                                ----
                                                                $227
                                                                ====

                 JACK HENRY & ASSOCIATES, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 7: INCOME TAXES

     The provision for income taxes on income from continuing operations consists of the following:

                                                                       YEAR ENDED JUNE 30,
                                                                ---------------------------------
                                                                 1997         1998         1999
                                                                -------      -------      -------
                                                                         (IN THOUSANDS)
Current:
  Federal...................................................    $ 8,954      $12,044      $16,860
  State.....................................................        909        1,170        1,806
Deferred:
  Federal...................................................        297          431          204
  State.....................................................         25           47           17
                                                                -------      -------      -------
                                                                $10,185      $13,692      $18,887
                                                                =======      =======      =======
Effective Rate..............................................         36%          36%          37%
                                                                =======      =======      =======

     The tax effects of temporary differences related to deferred taxes shown on the balance sheets were:

                                                                YEAR ENDED JUNE 30,
                                                                --------------------
                                                                  1998        1999
                                                                --------    --------
                                                                   (IN THOUSANDS)
Deferred Tax Assets:
  Carryforwards (operating losses, capital losses, credits,
     etc.)..................................................    $    68     $   347
  Expense reserves (bad debts, insurance, franchise tax,
     vacation, etc.)........................................        588         624
  Intangible assets.........................................        535       1,236
                                                                -------     -------
                                                                  1,191       2,207
Deferred Tax Liabilities:
  Excess tax depreciation...................................     (2,998)     (4,104)
  Excess tax amortization...................................       (526)       (674)
  Other, net................................................        (32)        (15)
                                                                -------     -------
                                                                 (3,556)     (4,793)
                                                                -------     -------
Net deferred tax liability..................................    $(2,365)    $(2,586)
                                                                =======     =======

     The following analysis reconciles the statutory federal income tax rate to the effective income tax rates reflected above:

                                                                  YEAR ENDED JUNE 30,
                                                                ------------------------
                                                                1997      1998      1999
                                                                ----      ----      ----
Computed "expected" tax expense (benefit)...................     35%       35%       35%
Increase (Reduction) in Taxes Resulting From:
  State income taxes, net of federal income tax benefits....      3         3         3
  Research & Development Credit.............................     (1)       (1)       --
  Other.....................................................     (1)       (1)       (1)
                                                                 --       ---       ---
                                                                 36%       36%       37%
                                                                 ==       ===       ===

     Net operating less carryforwards of $847,000 (from acquisitions) and capital loss carryforwards of $57,000 expire through the year 2014.

                 JACK HENRY & ASSOCIATES, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 8: INDUSTRY AND SUPPLIER CONCENTRATIONS

     The Company sells its products to banks and financial institutions throughout the United States and generally does not require collateral. Adequate reserves (which are insignificant at June 30, 1999, and 1998) are maintained for potential credit losses.

     In addition, the Company purchases most of its computer equipment (hardware) and related maintenance for resale in relation to installation of JHA software systems from one supplier. There are a limited number of hardware suppliers for these required materials.

NOTE 9: STOCK OPTION PLANS

     The Company has two stock option plans: the 1996 Stock Option Plan ("1996 SOP") and the Non-Qualified Stock Option Plan ("NSOP").

     The 1996 SOP was adopted by the Company October 29, 1996, for its employees. This plan replaced the terminating 1987 SOP. Terms of the options are determined by the Compensation Committee of the Board of Directors when granted and for options outstanding include vesting periods up to 2 1/2 years. Shares of common stock are reserved for issuance under this plan at the time of each grant which must be at or above fair market value at the grant date. The options terminate upon termination of employment, three months after retirement, one year after death or ten years after grant. As of June 30, 1999, there were 2,264,000 shares available for future grants under the plan from the original 5,500,000 shares approved by the stockholders.

     The NSOP was adopted by the Company on October 31, 1995, for its outside directors. Options are exercisable beginning six months after grant at a price equal to 100% of the fair market value of the stock at the grant date. The options terminate when director status ends, upon surrender of the option or ten years after grant. A total of 600,000 shares of common stock have been reserved for issuance under this plan with a maximum of 150,000 for each director.

     A summary of the activity of all of the Company's stock option plans is:

                                                                       YEAR ENDED JUNE 30,
                                                               ------------------------------------
                                                                  1997         1998         1999
                                                               ----------    ---------    ---------
Options outstanding, beginning of year:....................     2,913,602    3,120,260    4,322,184
Options granted............................................       189,500    1,434,854      694,774
Options exercised..........................................    (1,320,450)    (208,930)    (645,778)
Options forfeited..........................................       (15,000)     (24,000)     (32,800)
Increase in options outstanding due to 50% stock
  dividend.................................................     1,352,608           --           --
                                                               ----------    ---------    ---------
Options outstanding, end of year:..........................     3,120,260    4,322,184    4,338,380
                                                               ==========    =========    =========
Currently exercisable......................................     2,995,262    3,038,268    3,322,406
                                                               ==========    =========    =========
Weighted-average exercise price for options outstanding....    $    5.494    $   8.324    $  10.791
                                                               ==========    =========    =========
Weighted-average exercise price for options granted........    $   10.928    $  12.547    $  21.306
                                                               ==========    =========    =========
Weighted-average exercise price for options exercised......    $    2.526    $   6.072    $    .187
                                                               ==========    =========    =========
Weighted-average fair value of options granted.............    $    2.888    $   4.934    $   9.608
                                                               ==========    =========    =========

                 JACK HENRY & ASSOCIATES, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Following is an analysis of stock options outstanding (O) and exercisable
(E) as of June 30, 1999:

                                                                     WEIGHTED-AVERAGE
                                                                   REMAINING CONTRACTUAL    WEIGHTED-AVERAGE
                                                 SHARES                LIFE IN YEARS         EXERCISE PRICE
                                         ----------------------    ---------------------    ----------------
      RANGE OF EXERCISE PRICES               O            E                  O                O         E
      ------------------------           ---------    ---------    ---------------------    ------    ------
$2 to 5..............................      794,598      794,598            4.61             $ 2.90    $ 2.90
6 to 9...............................    1,205,640    1,205,640            6.47               7.56      7.56
10 to 12.............................    1,281,568      763,968            8.28              11.94     11.86
13 to 19.............................      486,840      219,240            8.89              15.43     14.00
19 to 28.............................      569,734      338,960            9.32              22.11     22.14
                                         ---------    ---------            ----             ------    ------
$2 to 28.............................    4,338,380    3,322,406            7.31             $10.79    $ 9.35
                                         =========    =========            ====             ======    ======

OPTIONS
FORFEITED:

                                                                RANGE OF                 WEIGHTED-AVERAGE
                       FISCAL YEAR                           EXERCISE PRICE    SHARES     EXERCISE PRICE
                       -----------                           --------------    ------    ----------------
1997.....................................................      $  6 to 9       15,000         $ 8.96
                                                               ---------       ------         ------
1998.....................................................      $12 to 13       24,000         $12.07
                                                               ---------       ------         ------
1999.....................................................      $12 to 22       32,800         $18.71
                                                               ---------       ------         ------

     As permitted under SFAS No. 123, "Accounting for Stock-Based Compensation," the Company has elected to continue to follow Accounting Principles Board ("APB") No. 25 "Accounting for Stock Issued to Employees," in accounting for stock-based awards to employees. Under APB No. 25, the Company generally recognizes no compensation expense with respect to such awards, since the exercise price of the stock options awarded are equal to the fair market value of the underlying security on the grant date.

     Pro forma information regarding net income and earnings per share is required by SFAS No. 123 for awards granted after December 31, 1994, as if the Company had accounted for its stock-based awards to employees under the fair value method of SFAS No. 123. The fair value of the Company's stock-based awards to employees was estimated as of the date of the grant using a Black-Scholes option pricing model.

     The Company's pro forma information for continuing operations follows:

                                                                         YEAR ENDED JUNE 30,
                                                                    -----------------------------
                                                                     1997       1998       1999
                                                                    -------    -------    -------
                                                                (In thousands, except per share data)
Net income..................................    As reported.....    $18,492    $24,205    $32,726
                                                                    =======    =======    =======
                                                Pro forma.......    $18,261    $22,150    $27,453
                                                                    =======    =======    =======
Diluted earnings per share..................    As reported.....    $   .46    $   .58    $   .77
                                                                    =======    =======    =======
                                                Pro forma.......    $   .45    $   .53    $   .64
                                                                    =======    =======    =======
Basic earnings per share....................    As reported.....    $   .49    $   .61    $   .81
                                                                    =======    =======    =======
                                                Pro forma.......    $   .48    $   .56    $   .68
                                                                    =======    =======    =======
Assumptions:
  Expected life (years).....................                           2.16       2.16       2.97
  Volatility................................                             40%        40%        56%
  Risk free interest rate...................                            5.9%       6.1%       5.0%
  Dividend yield............................                            .35%       .35%       .35%

                 JACK HENRY & ASSOCIATES, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 10: EMPLOYEE BENEFIT PLANS

     STOCK PURCHASE PLAN -- The Company established an employee stock purchase plan on January 1, 1996. The plan allows the majority of employees the opportunity to directly purchase shares of the Company. Purchase prices for all participants are based on the closing bid price on the last business day of each month.

     401(K) EMPLOYEE STOCK OWNERSHIP PLAN ("ESOP") -- The Company has a 401(k) Employee Stock Ownership Plan (the "Plan") covering substantially all employees of the Company and its subsidiaries. As of July 1, 1987, the plan was amended and restated to include most of the existing ESOP provisions and to add salary reduction contributions allowed under Section 401(k) of the Internal Revenue Code and to require employer matching contributions. The Company matches 100% of employee contributions up to 5% of compensation subject to a maximum of $5,000. The Company has the option of making a discretionary contribution to the Plan, however, none has been made for any of the three most recent fiscal years. The Company assumed responsibility for the Peerless Employee 401(k) Plan as of acquisition date (see Note 12), and will merge it into the Plan as of December 31, 1999. The total expense related to the Plans was $723,000, $952,000, and $1,321,000 for 1997, 1998, and 1999, respectively.

NOTE 11: DISCONTINUED OPERATIONS

     In the last quarter of 1996, the Company discontinued the operations of its BankVision Software, Ltd. subsidiary ("BankVision") which it planned to sell by December 31, 1996. The estimated loss on disposal recorded in 1996 consisted of the following:

Estimated loss on sale, net of applicable income tax
  benefit...................................................    $2,390,000
Operating losses from April 1, 1996, through June 30, 1996,
  net of income tax benefit of $78,000......................       130,000
Estimated operating losses from July 1, 1996, to anticipated
  disposal date, net of income tax benefit of $38,000.......       100,000
                                                                ----------
                                                                $2,620,000
                                                                ==========

     The planned sale of BankVision was not concluded as of June 30, 1999. Thus, additional losses of $450,000, $668,000 and $758,000 were reported for the discontinued BankVision unit for the years ended June 30, 1997, 1998 and 1999, respectively. Several issues which were raised during negotiations for the sale of BankVision caused a delay in the Company's plan for disposing of this subsidiary. These issues have now been addressed. The Company is currently honoring commitments to existing customers and anticipates final resolution regarding its discontinued operations by January 31, 2000. The Company has notified customers that maintenance contracts will not be renewed upon normal expiration. (See Note 13).

NOTE 12: BUSINESS ACQUISITIONS

POOLING OF INTERESTS TRANSACTIONS

     The Company acquired all the outstanding shares of Peerless on December 16, 1998, for approximately $36,000,000 (1,654,000 shares) in Company stock.

     The Company acquired all the outstanding shares of Financial Software Systems, Inc. on September 2, 1997, for $600,000 in Company stock.

     The Company acquired all the outstanding shares of G. G. Pulley & Associates, Inc. on July 1, 1997, for $5,000,000 in Company stock.

                 JACK HENRY & ASSOCIATES, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The Company acquired all the outstanding shares of Liberty Banking Services, Inc. on September 1, 1996, for $2,000,000 in Company stock.

     Prior years' consolidated financial statements have been restated for the effect of the pooling transactions. The following table presents a reconciliation of revenue and net income previously reported by the Company and Peerless to those presented in the accompanying consolidated financial statements. (See Note 13 for the impact of the Sys-Tech pooling).

                                                                                        THREE MONTHS ENDED
                                                          FISCAL 1997    FISCAL 1998    SEPTEMBER 30, 1998
                                                          -----------    -----------    ------------------
                                                               (In thousands)              (UNAUDITED)

Revenues:
  JHA.................................................     $ 82,600       $113,423           $40,728
  Peerless............................................       38,151         29,124             8,921
                                                           --------       --------           -------
  Combined............................................     $120,751       $142,547           $49,649
                                                           ========       ========           =======
Net Income JHA........................................     $ 15,305       $ 21,569           $ 8,296
  Peerless............................................        2,514          1,713               497
                                                           --------       --------           -------
  Combined............................................     $ 17,819       $ 23,282           $ 8,793
                                                           ========       ========           =======

PURCHASE TRANSACTIONS

     On November 25, 1998, the Company acquired all the outstanding shares of Digital Data Services, Inc. common stock for $2,750,000 in cash.

     On July 1, 1998, the Company acquired all the outstanding shares of Hewlett Computer Services, Inc. common stock for $2,250,000 in cash.

     On December 12, 1997, the Company acquired all the outstanding shares of Vertex, Inc. common stock for $1,905,000 in Company stock and $1,095,000 in cash.

     The consolidated operations of the Company include the operations of the acquirees from their acquisition dates for acquisitions accounted for as purchases. Pro Forma information for acquisitions accounted for as purchases is not presented as the impact was not material.

NOTE 13: SUBSEQUENT EVENTS

SALE OF SUBSIDIARY

     On September 7, 1999, the Company completed the sale of its BankVision subsidiary (see discontinued operations, Note 11) for $1,000,000. Under the terms of the agreement, the purchaser, made a $500,000 down payment and executed promissory notes to pay $250,000 (plus interest) in each of the next two years. The net assets of the subsidiary, as of that date, approximately equal the sales proceeds, and as a result, the Company expects the transaction to have minimal effect on its financial results for fiscal year 2000.

OPEN SYSTEM GROUP ACQUISITION

     On September 8, 1999, the Company's wholly-owned subsidiary Open System Group, Inc. ("OSG"), completed the acquisition of BancTec, Inc.'s community banking business, providing software, account processing capabilities and data center operations to over 800 community banks throughout the United States and the Caribbean. Revenues from these acquired community banking operations total approximately $17,000,000 and $43,000,000 for the six months ended June 30, 1999 and calendar 1998,

                 JACK HENRY & ASSOCIATES, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

respectively. The total value of the transaction was approximately $56,136,000, of which $50,000,000 was in cash, the assumption of approximately $5,475,000 liabilities and $661,000 in transaction costs. The purchase price was paid with approximately $25,000,000 cash from operations and $25,000,000 proceeds from a line of credit with a commercial lender. The line of credit provides for advances of up to $40,000,000, bears interest at variable LIBOR-Based Rates (5.98% as of September 7, 1999) and is due September 7, 2000.

NOTE 14: SYS-TECH, INC. ACQUISITION

     On June 1, 2000, the Company acquired all the outstanding shares of Sys-Tech for approximately $16,000,000 (417,000 shares) in Company stock.

     Prior years' consolidated financial statements have been restated for the effect of this pooling transaction. The following table presents a reconciliation of revenue and net income previously reported by the Company, as restated for the Peerless transaction, and Sys-Tech to those presented in the accompanying consolidated financial statements.


                                                 FISCAL 1997    FISCAL 1998    FISCAL 1999
                                                 -----------    -----------    -----------
                                                              (In Thousands)

Revenues:
JHA..........................................     $120,751       $142,547       $184,504
Sys-Tech.....................................        5,505          5,688          9,023
                                                  --------       --------       --------
Combined.....................................     $126,256       $148,235       $193,527
                                                  ========       ========       ========
Net Income:
JHA..........................................     $ 17,819       $ 23,282       $ 31,768
Sys-Tech.....................................          223            255            200
                                                  --------       --------       --------
Combined.....................................     $ 18,042       $ 23,537       $ 31,968
                                                  ========       ========       ========

NOTE 15: ADDITIONAL SUBSEQUENT EVENTS (UNAUDITED)

     With respect to the OSG acquisition discussed in Note 13, the Company allocated the purchase price to the assets and liabilities acquired based on their estimated fair values at the acquisition date, resulting in allocations of $39,000,000, $5,315,000 and $1,000,000 to acquired customer relationships, goodwill and acquired software, respectively. The customer contracts, goodwill and software will be amortized on a straight-line basis over 20, 20 and 10 years respectively.

     On April 1, 2000, the Company acquired all the outstanding shares of BancData Solutions, Inc. ("BDS"), for $5,000,000 in cash. BDS is a provider of a variety of service bureau options to community banks, primarily in southern California. Systems are AS/400 based and are already using the JHA core application system. The excess purchase price over the fair value of net assets acquired of $3,963,000 was allocated to customers and is being amortized on a straight-line basis over 20 years.

     On June 7, 2000, the Company completed the acquisition of Symitar Systems, Inc. ("Symitar"), a provider of in-house data processing solutions for credit unions. Symitar provides 237 credit unions throughout the United States with its comprehensive line of software and services that run on the IBM RS/6000. Revenues from these operations totaled approximately $33,000,000 and $36,000,000 for years ended December 31, 1999 and 1998, respectively. The purchase price of $44,000,000 in cash was paid with proceeds from a line of credit with a commercial lender. The line of credit which originally provided for advances of up to $40,000,000 and was due September 7, 2000, was renewed and increased to provide for

                 JACK HENRY & ASSOCIATES, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

advances of up to $75,000,000, bears interest at variable LIBOR-Based Rates (7.63% as of June 7, 2000) and is due June 15, 2001.

     The purchase price for Symitar was preliminarily allocated to the assets and liabilities acquired based on their estimated fair values at the acquisition date, pending final determination of the fair value of certain acquired intangible assets. The preliminary allocation has resulted in acquired customers of approximately $41,300,000 and acquired software of $2,000,000 which will be amortized on a straight-line basis over 20 years and 10 years, respectively.

     The three acquisitions discussed above were accounted for using the purchase method. Accordingly, the accompanying consolidated statements of income do not include any revenues and expenses related to these acquisitions prior to their respective closing dates.

     The following unaudited proforma condensed information is presented as if the OSG and Symitar acquisitions had occurred at the beginning of the earliest period presented. The pro forma results for BDS were not included as amounts are not material.

                                                             YEAR ENDED
                                                              JUNE 30,
                                                        --------------------
                                                          1998        1999
                                                        --------    --------
                                                       (IN THOUSANDS, EXCEPT
                                                           PER SHARE DATA)
Revenues............................................    $212,200    $274,682
Income from continuing operations...................      21,524      33,205
Net income..........................................      20,856      32,447
Diluted Earnings Per Share:
  Income from continuing operations.................         .52         .78
  Net income........................................    $    .50    $    .76

     These unaudited pro forma results have been prepared for comparative purposes only and do not necessarily reflect the results of operations which would have actually resulted had the acquisition occurred as of the beginning of the earliest period presented, or of future results of operations.